Exhibit 99.1

RESERVE AND ECONOMIC EVALUATION
AND RESOURCES ASSESSMENT
OIL PROPERTIES

SASKATCHEWAN

Prepared For

FALCONRIDGE OIL LTD.

January 1, 2013
(December 31, 2012)

July 15, 2013

Falconridge Oil Ltd.
17-120 West Beaver Creek
Richmond Hill, Ontario, Canada
L4B 1L2

Attention:  Mr. Al Morra

Dear Sir:

Re:   Reserve and Economic Evaluation – Falconridge Oil Ltd.
Five Hills, Saskatchewan – January 1, 2013

In accordance with your authorization we have prepared a reserve and economic evaluation of oil  properties located in Five Hills, Saskatchewan owned by Falconridge Oil Ltd. (the "Company") for an effective date of January 1, 2013 (as of December 31, 2012).

This evaluation has been carried out in accordance with the guidelines of Regulation S-X, Rule 4 -10 (a) of the Securities Exchange Act, with respect to the classification of Reserves.  The report has been prepared and/or supervised by a "Qualified Reserves Evaluator" as demonstrated on the accompanying Certificate of Qualification of the author(s).

The SUMMARY OF RESERVES AND ECONOMICS includes values at the property level and the consolidated cash flows for each accumulating reserve category, and contains the results of the economic forecasts using pricing guidelines as defined in Regulation S-X 210.4-10 22 (v), and expressed in United States dollars, as applicable for SEC filing.  The net present values presented in this report do not necessarily represent the fair market value of the reserves evaluated in this report.

At the request of the client, this report has been prepared in summary form only, excluding maps and discussions typical of a fully compliant report.

A REPRESENTATION LETTER from the Company, confirming that to the best of their knowledge all the information they provided for our use in the preparation of this report was complete and accurate as of the effective date, is enclosed following the Glossary.

Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be significant.  We have no responsibility to update our report for events and circumstances which may have occurred since the preparation date of this report.

Prior to public disclosure of any information contained in this report, or our name as author, our written consent must be obtained, as to the information being disclosed and the manner in which it is presented.  This report may not be reproduced, distributed or made available for use by any other party without our written consent and may not be reproduced for distribution at any time without the complete context of the report, unless otherwise reviewed and approved by us.

We consent to the submission of this report, in its entirety, to securities regulatory agencies and stock exchanges, by the Company.

It has been a pleasure to prepare this report and the opportunity to have been of service is appreciated.

Yours very truly,

Chapman Petroleum Engineering Ltd.
[Original Signed By:]	PERMIT TO PRACTICE CHAPMAN PETROLEUM ENGINEERING LTD.
C.W. Chapman	Signature [Original Signed By:] C.W. Chapman
Date July 16, 2013
C.W. Chapman P.Eng., President	PERMIT NUMBER: P 4201 The Association of Professional Engineers and Geoscientists of Alberta

[Original Signed By:]

Wei Guo Wang

Wei Guo Wang, P.Eng., CGA, MA, MBA, B.Sc
Project Economist (Economics Coordinator)

wgw/lml/5813

CERTIFICATE OF QUALIFICATION

I, C. W. CHAPMAN, P. Eng., Professional Engineer of the City of Calgary, Alberta, Canada, officing at Suite 445, 708 – 11th Avenue S.W., hereby certify:

1.	THAT I am a registered Professional Engineer in the Province of Alberta and a member of the Australasian Institute of Mining and Metallurgy.

2.	THAT I graduated from the University of Alberta with a Bachelor of Science degree in Mechanical Engineering in 1971.

3.
THAT I have been employed in the petroleum industry since graduation by various companies and have been directly involved in reservoir engineering, petrophysics, operations, and evaluations during that time.

4.	THAT I have in excess of 25 years in the conduct of evaluation and engineering studies relating to oil & gas fields in Canada and around the world.

5.
THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Falconridge Oil Ltd, dated July 15, 2013 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

6.	THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Falconridge Oil Ltd, its participants or any affiliate thereof.

7.	THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

8.	A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]	PERMIT TO PRACTICE CHAPMAN PETROLEUM ENGINEERING LTD.
C.W. Chapman	Signature [Original Signed By:] C.W. Chapman
Date July 16, 2013
C.W. Chapman P.Eng., President	PERMIT NUMBER: P 4201 The Association of Professional Engineers and Geoscientists of Alberta

CERTIFICATE OF QUALIFICATION

I, WEI GUO WANG, P.Eng., CGA, Professional Engineer and Certified General Accountant of the City of Calgary, Alberta, Canada, office at Suite 445, 708 – 11th Avenue S.W., hereby certify:

1.	THAT I am a Registered Professional Engineer in the Province of Alberta.

2.	THAT I am a Certified General Accountant in the Province of Alberta.

2.
THAT I graduated from the University of Calgary with a Master of Arts degree in Economics in 2005 and a Bachelor of Science degree in Chemical Engineering from Hefei University of Technology of China in 1985.

3.	THAT I have been employed in the petroleum industry since 2002.

4.
THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Falconridge Oil Ltd, dated July 15, 2013 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

5.	THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Falconridge Oil Ltd, its participants or any affiliate thereof.

6.	THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

7.	A personal field examination of these properties was considered to be unnecessary because the data available from the Company’s records and public sources was satisfactory for our purposes.

Wei Guo Wang

Wei Guo Wang, P.Eng., CGA, MA, MBA, B.Sc
Project Economist (Economics Coordinator)

Table 4
Summary of Company Reserves and Economics	Forecast Prices & Costs
Before Income Tax
January 1, 2013
Falconridge Oil Ltd.
Five Hills, Saskatchewan

Net To Appraised Interest
	Reserves						Cumulative Cash Flow (BIT) – M$
	Light and Medium Oil MSTB		Sales Gas MMecf		NGL Mbbls		Discounted at:
Description Proved Developed Producing	Gross	Net	Gross	Net	Gross	Net	Undisc.	5%/year	10%year	15%/year	20%/year
Well [ ]	0	4	0	0	0	0	362	273	217	180	154
Total Proved Developed Producing	0	4	0	0	0	0	362	273	217	180	154
Total Proved Developed	0	4	0	0	0	0	362	273	217	180	154
Probable Probable Developed Producing
Well [ ]	0	2	0	0	0	0	203	113	72	52	40
Total Probable Developed Producing	0	2	0	0	0	0	203	113	72	52	40
Total Proved Plus Probable	0	7	0	0	0	0	566	383	288	232	193

M$ means thousands of dollars.

Gross reserves are the total of the Company’s working and/or royalty share before deduction of royalties by others.

Net reserves are the total of the Company’s working and/or royalty interest share after deducting the amounts attributable to royalties owned by others.

Columns may not add precisely due to accumulative rounding of values throughout the report.

Table 4a

EVALUATION OF: Five Hills, Saskatchewan – Proved Developed Producing	ERGO v7. 43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL: 15-Jul-2013 5813-Sec
EFF: 01-Jan-2013 DISC: 01-Jan-2013 PROD: 01-JAN-2013
FILE: OfivPP1.DAX

WELL/LOCATION – [ ]	TRACT FACTOR – 100.0000%
EVALUATED BY –	ULT POOL RESERVES – 43648 STB
COMPANY EVALUATED – Falconridge Oil Ltd.	PRODUCT TO DATE – N/A
APPAISAL FOR –	DECLINE INDICATOR - EXPONENTIAL
PROJECT – CONSTANT PRICES & COSTS
TOTAL ABANDONMENT – 4000 - $ - (2031)
NOTE: ECONOMIC LIMIT OCCURS IN 2031

INTEREST	ROYALTIES/TAXES
AVG GR 10.0000%	SASKATCHEWAN PRODN
TAX + FREEHOLD 15.00% (TIER4) + AVG GR 19.00%

Oil STB
-----------------------------------------------------------------------------------------
Pool Company Share
# of Year Wells		Price $/STB	STB/D	VOL	GROSS	NET
------- -----------------------------------------------------------------------------------------------
2013	1	82.90	14.2	5126	0	513
2014	1	82.90	12.8	4615	0	461
2015	1	82.90	11.5	4155	0	415

2016	1	82.90	10.4	3740	0	374
2017	1	82.90	9.4	3368	0	337
2018	1	82.90	8.4	3032	0	303
2019	1	82.90	7.6	2729	0	273
2020	1	82.90	6.8	2457	0	246

2021	1	82.90	6.1	2212	0	221
2022	1	82.90	5.5	1992	0	199
2023	1	82.90	5.0	1793	0	179
2024	1	82.90	4.5	1614	0	161
2025	1	82.90	4.0	1453	0	145

2026	1	82.90	3.6	1308	0	131
2027	1	82.90	3.3	1178	0	118
------- ------------------------------------------------------------------------------------------------
SUB				40773	0	4077
REM				2875	0	287
TOT				43648	0	4365

COMPANY SHARE FUTURE NET REVENUE
Capital &Aband		Future Revenue (FR) ----------------------------------------				Royalties --------------------------------------				Operating Costs ----------------------------							Future Net Rev ----------------
Year	Costs -M $ -	Oil -M$ -	SaleGas -M$ -	Products -M$ -	Total -M$ -	Crown -M$ -	Other -M$ -	Mineral -M$ -	-% -	Fixed Variable -M$- -M$- $/STB		FR After Roy & Oper -M$-	Net back $/STB	Proc& Other Income –M$ -	Cap’l Costs -M$ -	Aband Costs -M$-	Undisc –M$-	10.0% -M$-
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

2013	0	42	0	0	42	0	0	0.0		0	0.00	42.00		0	0	0	42	41
2014	0	38	0	0	38	0	0	0.0		0	0.00	38.00		0	0	0	38	33
2015	0	34	0	0	34	0	0	0.0		0	0.00	34.00		0	0	0	34	27

2016	0	31	0	0	31	0	0	0.0		0	0.00	31.00		0	0	0	31	22
2017	0	28	0	0	28	0	0	0.0		0	0.00	28.00		0	0	0	28	18
2018	0	25	0	0	25	0	0	0.0		0	0.00	25.00		0	0	0	25	15
2019	0	23	0	0	23	0	0	0.0		0	0.00	23.00		0	0	0	23	12
2020	0	20	0	0	20	0	0	0.0		0	0.00	20.00		0	0	0	20	10

2021	0	18	0	0	18	0	0	0.0		0	0.00	18.00		0	0	0	18	8
2022	0	17	0	0	17	0	0	0.0		0	0.00	17.00		0	0	0	17	7
2023	0	15	0	0	15	0	0	0.0		0	0.00	15.00		0	0	0	15	5
2024	0	13	0	0	13	0	0	0.0		0	0.00	13.00		0	0	0	13	4
2025	0	12	0	0	12	0	0	0.0		0	0.00	12.00		0	0	0	12	4

2026	0	11	0	0	11	0	0	0.0		0	0.00	11.00		0	0	0	11	3
2027	0	10	0	0	10	0	0	0.0		0	0.00	10.00		0	0	0	10	2
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

SUB	0	338	0	0	338	0	0	0.0		0	0	338		0	0	0	338	212
REM	40	24	0	0	24	0	0	0.0		0	0	24		0	0	0	24	5
TOT	40	362	0	0	362	0	0	0.0		0	0	362		0	0	0	362	217

NET PRESENT VALUE (-$-)
Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
------------------------------------------------------------------------------------------------------------------------------------------
FR After Roy & Oper	361840	272610	236454	217107	200670	180267	154438
Proc & Other Income	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandoment Costs	0	0	0	0	0	0	0
Future Net Revenue	361840	272610	236454	217107	200670	180267	154438

PROFITABILITY
COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%)	n/a
(disc. @ 5.0%)	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of finding ($/BOE)	n/a
NPV @ 10.0% ($/STB)	.00
NPV @ 5.0% ($/STB)	.00

COMPANY SHARE
	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0	.0	.0	.100	.0	100.0
% of Future Revenue

Table 4b
EVALUATION OF:
Five Hills, Saskatchewan – Proved Plus Probable Developed Producing	ERGO v7. 43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL: 15-Jul-2013 5813-Sec
EFF: 01-Jan-2013 DISC: 01-Jan-2013 PROD: 01-JAN-2013
FILE: OfivRA1.DAX

WELL/LOCATION – [ ]	TRACT FACTOR – 100.0000%
EVALUATED BY –	ULT POOL RESERVES – 68148 STB
COMPANY EVALUATED – Falconridge Oil Ltd.	PRODUCT TO DATE – N/A
APPAISAL FOR –	DECLINE INDICATOR - EXPONENTIAL
PROJECT – CONSTANT PRICES & COSTS
TOTAL ABANDONMENT – 4000 - $ - (2039)
NOTE: ECONOMIC LIMIT OCCURS IN 2009

INTEREST	ROYALTIES/TAXES
AVG GR 10.0000%	SASKATCHEWAN PRODN TAX + FREEHOLD 15.00% (TIER4) + AVG GR 19.00%

Oil STB
-----------------------------------------------------------------------------------------
Pool Company Share
# of Year Wells		Price $/STB	STB/D	VOL	GROSS	NET
------- -----------------------------------------------------------------------------------------------
2013	1	82.90	16.4	5887	0	589
2014	1	82.90	15.1	5446	0	545
2015	1	82.90	14.0	5037	0	504

2016	1	82.90	12.9	4659	0	466
2017	1	82.90	12.0	4310	0	431
2018	1	82.90	11.1	3987	0	399
2019	1	82.90	10.2	3687	0	369
2020	1	82.90	9.5	3411	0	341

2021	1	82.90	8.8	3155	0	315
2022	1	82.90	8.1	2918	0	292
2023	1	82.90	7.5	2699	0	270
2024	1	82.90	6.9	2497	0	250
2025	1	82.90	6.4	2310	0	231

2026	1	82.90	5.9	2136	0	214
2027	1	82.90	5.5	1976	0	198
------- ------------------------------------------------------------------------------------------------
SUB				54116	0	5412
REM				14032	0	1403
TOT				68148	0	6815

COMPANY SHARE FUTURE NET REVENUE
Capital &Aband		Future Revenue (FR) ----------------------------------------				Royalties --------------------------------------				Operating Costs ----------------------------							Future Net Rev ----------------
Year	Costs -M $ -	Oil -M$ -	SaleGas -M$ -	Products -M$ -	Total -M$ -	Crown -M$ -	Other -M$ -	Mineral -M$ -	-% -	Fixed Variable -M$- -M$- $/STB		FR After Roy & Oper -M$-	Net back $/STB	Proc& Other Income –M$ -	Cap’l Costs -M$ -	Aband Costs -M$-	Undisc –M$-	10.0% -M$-
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

2013	0	49	0	0	49	0	0	0.0		0	0.00	49.00		0	0	0	49	47
2014	0	45	0	0	45	0	0	0.0		0	0.00	45.00		0	0	0	45	39
2015	0	42	0	0	42	0	0	0.0		0	0.00	42.00		0	0	0	42	33

2016	0	39	0	0	39	0	0	0.0		0	0.00	39.00		0	0	0	39	28
2017	0	36	0	0	36	0	0	0.0		0	0.00	36.00		0	0	0	36	23
2018	0	33	0	0	33	0	0	0.0		0	0.00	33.00		0	0	0	33	20
2019	0	31	0	0	31	0	0	0.0		0	0.00	31.00		0	0	0	31	16
2020	0	28	0	0	28	0	0	0.0		0	0.00	28.00		0	0	0	28	14

2021	0	26	0	0	26	0	0	0.0		0	0.00	26.00		0	0	0	26	12
2022	0	24	0	0	24	0	0	0.0		0	0.00	24.00		0	0	0	24	10
2023	0	22	0	0	22	0	0	0.0		0	0.00	22.00		0	0	0	22	8
2024	0	21	0	0	21	0	0	0.0		0	0.00	21.00		0	0	0	21	7

2025	0	19	0	0	19	0	0	0.0	0	0.00	19.00	0	0	0	19	6

2026	0	18	0	0	18	0	0	0.0	0	0.00	18.00	0	0	0	18	5
2027	0	16	0	0	16	0	0	0.0	0	0.00	16.00	0	0	0	16	4
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

SUB	0	449	0	0	449	0	0	0.0	0	0	449	0	0	0	449	271
REM	40	116	0	0	116	0	0	0.0	0	0	116	0	0	0	116	19
TOT	40	565	0	0	565	0	0	0.0	0	0	565	0	0	0	565	289

NET PRESENT VALUE (-$-)
Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
------------------------------------------------------------------------------------------------------------------------------------------
FR After Roy & Oper	564945	385229	321375	289249	263029	231794	194184
Proc & Other Income	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandoment Costs	0	0	0	0	0	0	0
Future Net Revenue	564945	385229	321375	289249	263029	231794	194184

COMPANY SHARE
	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0	.0	.0	.100	.0	100.0
% of Future Revenue

PROFITABILITY
COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%)	n/a
(disc. @ 5.0%)	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of finding ($/BOE)	n/a
NPV @ 10.0% ($/STB)	.00
NPV @ 5.0% ($/STB)	.00